EXHIBIT 99.1

 2018 Annual Shareholders Meeting  June 18, 2018Jupiter, FL

 Cautionary Note Regarding Forward Looking Statements   This presentation and responses to various questions contains forward-looking statements including our strategy and opportunities, developing accounts with utility companies across the U.S., potential pilot programs, and generating revenue.  The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Forward-looking statements are based on our current expectations and assumptions regarding our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the failure to receive material orders, global and domestic economic conditions, budgetary pressures facing state and local governments, our failure to receive or the potential delay of anticipated orders for our products, failure to receive acceptance of FireIce® by State and Local governments and an adverse result in our pending litigation.  Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K filed on March 26, 2018.  Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

 Updates  WelcomeKey Business Segments Wildland/Biomass/Agricultural FiresAgriculture & Landscaping/Mining & ConstructionUtilities/Industrial/Communication TowersFiscal ReviewPresident’s Wrap Up by Mike RegerQ&A  Product Families

 FireIce Wildland Fire Division

FireIce Wildland Fire Division – Highlights & Growth

- 2018 Wildland Fire Season
  - Over $300k gross revenue generated year to date
- 2017 Highlights
  - Overall state market had a below average season
  - Saskatchewan Heavy Airtankers – Record usage
  - Bahamas Landfill Fire
  - New airtanker base equipment
- Near-Term Strategic Growth Focus
  - Market leader for state forestry aviation programs / Canadian provinces
  - International markets
  - Private Timber companies / Biomass
  - Insurance Companies / structure protection
  - Federal lands with environmental sensitives
- Tactical Growth Strategies
  - Expanding product portfolio that meets agency needs
  - Industry leading / cutting edge equipment technology
  - Comprehensive field training & support staff

 FireIce Wildland Fire: Industry Adoption   Gel / Medium-Term Retardant of choice for agencies across North America 18 State Firefighting Agencies3 Federal Agencies5 Canadian Provinces6 Countries34 Fixed Airtanker Bases located across North America utilizing FireIce

FireIce Wildland Fire: Operations

- New Wildland Fire Division Headquarters in Boulder, CO
  - Centrally located for more cost efficient travel, customer interaction and incident response
- Manufacturing & Logistics
  - Highly specialized third-party blenders contracted for manufacturing
  - Network of low-cost warehouses located throughout North America for short delivery timeframes
  - Sufficient inventory required for high demand periods
- Wildland Fire Division Staff
  - Focus on hiring experienced & networked staff & contractors
  - Geographically located throughout US and Canada
- Research & Development
  - Wildland Fire Division independently partnering with specialized laboratories & engineering organizations to develop next generation fire chemicals and equipment

GelTech® Solutions

FireIce Wildland Fire: Innovations

- Fire Chemicals
  - Gel / Medium Term Retardant Products
    - New Colorant and performance packages with flagship FireIce Polymer
  - Polar EcoFoam / Class A Foam
    - Partnered with Swedish foam company to deliver Class A foam to wildland fire market
    - Class A foam is the most commonly used fire chemical in wildland fire
- FireIce Mobile Automated Tanker Base (F-MAB)
  - Partnered with Canadian engineering firm to develop state-of-the-art FireIce mixing and loading airtanker base
  - Most technologically advanced / safest tanker base ever built
  - Computer controlled, fully automated mixing & loading
  - Capable of loading 10,000+ gallons per load

 Soil2O: Market Overview  Strategic focusWhite Cap / HD Supply primary distributor West CoastMunicipalities for dust control - maintenanceAgriculture / farming dust controlErosion Control after wildland fires

FireIce: Growth as a Brand

- FireIce Original – an outstanding product with an endless supply of opportunity
- Developing new, groundbreaking and propriety products
  - Goal #1: To develop the next generation of our existing products
  - Goal #2: To develop a pipeline of products that augment the current portfolio
- Customer Centric vs. Product Centric
  - Products will satisfy market demand and gaps for current and future customers


FireIce
25lb.
FireIce
FireIce
Shield

Sales Strategy for Non WildLand

- Expand Sales Footprint Nationally and Globally via Agents and Distributors
  - Executed agreements for National coverage for Utility and Tower Industry
  - Executed agreement for Israeli and Brazilian distributor
  - Finalizing agreements for EU and Arabic Countries

- Drive Brand Recognition through customer presentations and Industrial Publications

- Develop compelling benefits message for the Welding Industry to assist in driving market

 GME Supply Co.

 Irby Utility

 Irby Utility

 Recognition in National Utility Publication

 Expanding Utility Customers

 Fiscal Review – Quarterly Revenues by Product Category    ** Includes a $125,000 purchase order received in May, but not yet delivered.

 Annual Revenue by Segment  ** Includes a $125,000 purchase order received in May, but not yet delivered.

President's Wrap Up

- **Shortened Sales Cycles in Core Businesses**
  - Utilities, Cell Towers. Wildfire
  - Sales to break into these businesses were 3-5yrs, now some have been as short as a few months. Health/Safety Message is resonating about FireIce as compared to ABC Dry Chem
- **Large Opportunities in our sights**
  - **Industrial Cooling and Fire Prevention**- Currently in the initial stages or evaluation with several large companies.
  - **Lithium Battery Suppression and Containment –** In projects and testing with manufacturers of batteries, suppression systems and mass storage, transportation and charging.
  - **Structure and Asset Protection-**
    - Working with Insurance Companies – 1 deal was initiated in CA just a few weeks ago, others are in the process
    - Working with 2 major companies who specialize in asset protection, primarily for the Insurance industry
  - **Welding / Hotwork –** we are still trying to define the unique business values in the Welding industry and map out channel partners to reach a disparate market

2018 Annual Shareholders Meeting  Q&A